UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

RIVERBED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33023	03-0448754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Addresses of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 247-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Riverbed Technology, Inc. (the “Company”) approved the Riverbed Technology, Inc. Management Bonus Plan (the “Bonus Plan”). The Bonus Plan applies to officers within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, of the Company (the “Section 16 Officers”) as well as other employees of the Company and provides a framework for the Company’s existing cash incentive program.

The Bonus Plan is intended to increase the success of the Company by motivating Bonus Plan participants to achieve the Company’s objectives. The Bonus Plan accomplishes this goal by paying cash awards to participants only after the achievement of specified performance goals.

The Committee selects each of the Section 16 Officers who will be eligible to earn awards under the Bonus Plan. The Company’s Chief Executive Officer (the “CEO”) selects any other employees of the Company who will be eligible to earn awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Committee and the CEO have discretion to select the participants.

Under the Bonus Plan, participants will be eligible to receive an award only if performance goals determined by the Committee at the beginning of each performance period are achieved. At the beginning of each performance period, the Committee will also assign each participating Section 16 Officer, and the CEO will assign each other participant, a target award amount. The participant’s target award typically will be expressed as a percentage of his or her base salary earned during the applicable performance period or a specific dollar amount.

The actual awards (if any) payable for a particular performance period will vary depending on the extent to which actual performance meets, exceeds or falls short of the performance goals for that performance period. The Committee, in the case of Section 16 Officers, and the CEO, in the case of other participants, has the authority to determine whether performance goals were achieved or exceeded and retains discretion to increase, reduce or eliminate the bonus that otherwise would be payable based on actual performance.

The Committee administers the Bonus Plan. The Committee (or the full Board of Directors) generally may amend, suspend or terminate the Bonus Plan at any time and for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

DATE: June 1, 2007	By:	/s/ Jerry M. Kennelly
Jerry M. Kennelly
President, Chief Executive Officer and
Chairman of the Board